Exhibit 99.2

KINDRED HEALTHCARE, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Financial Statements (Unaudited):

Condensed Consolidated Statement of Operations—for the three months ended June 30, 2011 and 2010 and for the six months ended June 30, 2011 and 2010	2

Condensed Consolidated Balance Sheet—June 30, 2011 and December 31, 2010	3

Condensed Consolidated Statement of Cash Flows—for the three months ended June 30, 2011 and 2010 and for the six months ended June 30, 2011 and 2010	4

Notes to Condensed Consolidated Financial Statements	5

KINDRED HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Revenues	$1,292,592	$1,081,364	$2,485,013	$2,171,201

Salaries, wages and benefits	765,133	612,205	1,443,828	1,239,380
Supplies	96,718	85,455	186,740	171,341
Rent	95,677	88,981	187,130	177,300
Other operating expenses	287,132	238,687	546,501	472,891
Other income	(2,880)	(2,857)	(5,665)	(5,941)
Depreciation and amortization	37,871	29,852	70,420	60,973
Interest expense	23,157	1,298	28,885	2,605
Investment (income) loss	(257)	377	(752)	(500)

	1,302,551	1,053,998	2,457,087	2,118,049

Income (loss) from continuing operations before income taxes	(9,959)	27,366	27,926	53,152
Provision (benefit) for income taxes	(3,419)	11,230	12,190	21,861

Income (loss) from continuing operations	(6,540)	16,136	15,736	31,291
Discontinued operations, net of income taxes:
Income (loss) from operations	587	87	408	(67)
Gain (loss) on divestiture of operations	—	54	—	(83)

Income (loss) from discontinued operations	587	141	408	(150)

Net income (loss)	(5,953)	16,277	16,144	31,141
Loss attributable to noncontrolling interests	421	—	421	—

Income (loss) attributable to Kindred	$(5,532)	$16,277	$16,565	$31,141

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$(6,119)	$16,136	$16,157	$31,291
Income (loss) from discontinued operations	587	141	408	(150)

Net income (loss)	$(5,532)	$16,277	$16,565	$31,141

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$(0.14)	$0.41	$0.39	$0.79
Discontinued operations:
Income (loss) from operations	0.01	—	0.01	—
Gain (loss) on divestiture of operations	—	—	—	—

Net income (loss)	$(0.13)	$0.41	$0.40	$0.79

Diluted:
Income (loss) from continuing operations	$(0.14)	$0.41	$0.38	$0.79
Discontinued operations:
Income (loss) from operations	0.01	—	0.01	—
Gain (loss) on divestiture of operations	—	—	—	—

Net income (loss)	$(0.13)	$0.41	$0.39	$0.79

Shares used in computing earnings (loss) per common share:
Basic	43,231	38,756	41,145	38,691
Diluted	43,231	38,914	41,661	38,881

See accompanying notes.

KINDRED HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$52,399	$17,168
Cash—restricted	5,457	5,494
Insurance subsidiary investments	61,519	76,753
Accounts receivable less allowance for loss of $15,791—June 30, 2011 and $13,584—December 31, 2010	944,742	631,877
Inventories	30,762	24,327
Deferred tax assets	29,705	13,439
Income taxes	15,770	42,118
Other	35,266	24,862

	1,175,620	836,038
Property and equipment	1,939,698	1,754,170
Accumulated depreciation	(907,710)	(857,623)

	1,031,988	896,547
Goodwill	1,097,997	242,420
Intangible assets less accumulated amortization of $6,104—June 30, 2011 and $3,731—December 31, 2010	499,920	92,883
Assets held for sale	7,073	7,167
Insurance subsidiary investments	110,633	101,210
Deferred tax assets	—	88,816
Other	133,365	72,334

Total assets	$4,056,596	$2,337,415

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$217,034	$174,495
Salaries, wages and other compensation	401,014	291,116
Due to third party payors	40,293	27,115
Professional liability risks	40,583	41,555
Other accrued liabilities	119,270	87,012
Long-term debt due within one year	10,435	91

	828,629	621,384
Long-term debt	1,433,257	365,556
Professional liability risks	227,986	207,669
Deferred tax liabilities	36,670	—
Deferred credits and other liabilities	127,304	111,047
Noncontrolling interests-redeemable	23,841	—
Commitments and contingencies
Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 52,116 shares—June 30, 2011 and 39,495 shares—December 31, 2010	13,029	9,874
Capital in excess of par value	1,132,748	828,593
Accumulated other comprehensive income	317	135
Retained earnings	209,218	193,157

	1,355,312	1,031,759
Noncontrolling interests-nonredeemable	23,597	—

Total equity	1,378,909	1,031,759

Total liabilities and equity	$4,056,596	$2,337,415

See accompanying notes.

KINDRED HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income (loss)	$(5,953)	$16,277	$16,144	$31,141
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	37,871	29,852	70,420	60,973
Amortization of stock-based compensation costs	3,462	2,746	6,106	5,521
Payment of lender fees related to debt issuance	(46,232)	—	(46,232)	—
Provision for doubtful accounts	8,426	5,846	14,256	12,277
Deferred income taxes	(1,959)	(3,264)	(2,689)	(10,727)
(Gain) loss on divestiture of discontinued operations	—	(54)	—	83
Other	2,017	1,089	2,387	926
Change in operating assets and liabilities:
Accounts receivable	(43,935)	29,601	(80,575)	(29,525)
Inventories and other assets	870	4,759	(2,655)	(6,486)
Accounts payable	13,565	(596)	1,217	(8,178)
Income taxes	(12,950)	(7,533)	27,673	21,753
Due to third party payors	6,577	(130)	3,555	(2,024)
Other accrued liabilities	43,093	18,349	41,681	7,212

Net cash provided by operating activities	4,852	96,942	51,288	82,946

Cash flows from investing activities:
Routine capital expenditures	(33,950)	(25,670)	(58,668)	(40,485)
Development capital expenditures	(14,309)	(12,288)	(25,418)	(19,855)
Acquisitions, net of cash acquired	(651,952)	(1,794)	(659,979)	(49,490)
Sale of assets	—	—	1,714	—
Purchase of insurance subsidiary investments	(9,220)	(9,840)	(17,037)	(24,118)
Sale of insurance subsidiary investments	8,533	8,622	27,189	61,833
Net change in insurance subsidiary cash and cash equivalents	(2,744)	(1,926)	(4,044)	(7,501)
Change in other investments	—	2	1,000	2
Other	(161)	609	(29)	581

Net cash used in investing activities	(703,803)	(42,285)	(735,272)	(79,033)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	654,900	262,400	1,100,100	652,000
Repayment of borrowings under revolving credit	(814,900)	(319,000)	(1,275,100)	(659,600)
Proceeds from issuance of senior unsecured notes	550,000	—	550,000	—
Proceeds from issuance of term loan, net of discount	693,000	—	693,000	—
Repayment of other long-term debt	(345,666)	(21)	(345,688)	(42)
Payment of deferred financing costs	(6,443)	(31)	(6,860)	(53)
Issuance of common stock	1,604	—	3,019	35
Other	355	222	744	346

Net cash provided by (used in) financing activities	732,850	(56,430)	719,215	(7,314)

Change in cash and cash equivalents	33,899	(1,773)	35,231	(3,401)
Cash and cash equivalents at beginning of period	18,500	14,675	17,168	16,303

Cash and cash equivalents at end of period	$52,399	$12,902	$52,399	$12,902

Supplemental information:
Issuance of common stock in RehabCare acquisition	$300,426	$—	$300,426	$—
Financing costs paid in connection with RehabCare acquisition	13,074	—	13,074	—
Interest payments	4,056	1,391	6,944	2,266
Income tax payments (refunds)	11,503	21,965	(13,283)	10,553

See accompanying notes.

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1—BASIS OF PRESENTATION

Business

Kindred Healthcare, Inc. is a healthcare services company that through its subsidiaries operates long-term acute care (“LTAC”) hospitals, inpatient rehabilitation hospitals, nursing and rehabilitation centers, assisted living facilities and a contract rehabilitation services business across the United States (collectively, the “Company” or “Kindred”). At June 30, 2011, the Company’s hospital division operated 120 LTAC hospitals and five inpatient rehabilitation hospitals in 26 states. The Company’s nursing center division operated 224 nursing and rehabilitation centers and six assisted living facilities in 27 states. The Company’s rehabilitation division provides rehabilitative services primarily in hospital and long-term care settings in 46 states.

In recent years, the Company has completed several transactions related to the divestiture of unprofitable hospitals and nursing and rehabilitation centers to improve its future operating results. For accounting purposes, the operating results of these businesses and the gains or losses associated with these transactions have been classified as discontinued operations in the accompanying unaudited condensed consolidated statement of operations for all periods presented. Assets not sold at June 30, 2011 have been measured at the lower of carrying value or estimated fair value less costs of disposal and have been classified as held for sale in the accompanying unaudited condensed consolidated balance sheet. See Note 4 for a summary of discontinued operations.

Recently issued accounting requirements

In July 2011, the Financial Accounting Standards Board (the “FASB”) issued authoritative guidance related to the presentation and disclosure of patient service revenue, provision for bad debts, and the allowance for doubtful accounts for certain healthcare entities. The provisions of the guidance require healthcare entities that recognize significant amounts of patient service revenue at the time services are rendered, even though they do not assess a patient’s ability to pay, to present the provision for bad debts related to those revenues as a deduction from patient service revenue (net of contractual allowances and discounts), as opposed to an operating expense. All other entities would continue to present the provision for bad debts as an operating expense. The guidance is effective for all interim and annual reporting periods beginning after December 15, 2011, with early adoption permitted. These amendments should be applied retrospectively to all prior periods presented. The disclosures required should be provided for the period of adoption and subsequent reporting periods. The adoption of the guidance is not expected to have a material impact on the Company’s business, financial position, results of operations or liquidity.

In June 2011, the FASB issued authoritative guidance related to the presentation of other comprehensive income. The provisions of the guidance state that an entity has the option to present the total of comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The statement(s) should be presented with equal prominence to the other primary financial statements. The guidance is effective for all interim and annual reporting periods beginning after December 15, 2011. Early adoption is permitted, but full retrospective application is required. The adoption of the guidance will not have a material impact on the Company’s business, financial position, results of operations or liquidity.

In May 2011, the FASB issued authoritative guidance related to fair value measurements. The provisions of the guidance result in common fair value measurement and disclosure requirements in United States generally accepted accounting principles and International Financial Reporting Standards. The amendments primarily change the wording used to describe many of the requirements in generally accepted accounting principles for measuring and disclosing information about fair value measurements. The guidance is effective for all interim and annual reporting periods beginning after December 15, 2011. The adoption of the guidance is not expected to have a material impact on the Company’s business, financial position, results of operations or liquidity.

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 1—BASIS OF PRESENTATION (Continued)

Recently issued accounting requirements (Continued)

In December 2010, the FASB issued authoritative guidance related to goodwill and other intangibles. The provisions of the guidance modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining if it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. The guidance is effective for all interim and annual reporting periods beginning after December 15, 2010. The adoption of the guidance did not, and is not expected to, have a material impact on the Company’s business, financial position, results of operations or liquidity.

In December 2010, the FASB issued authoritative guidance related to business combinations. The provisions of the guidance specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during a particular year had occurred as of the beginning of the comparable prior year annual reporting period. Supplemental pro forma disclosures also have been expanded to include a description of the nature and amount of material, non-recurring pro forma adjustments included in the pro forma financial statements. The guidance is effective prospectively for business combinations with an acquisition date on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. The adoption of the guidance did not have a material impact on the Company’s business, financial position, results of operations or liquidity.

In January 2010, the FASB issued authoritative guidance related to fair value measurements and disclosures. The provisions of the guidance require new disclosures related to transfers in and out of Levels 1 and 2 classifications (as described in Note 12). The provisions also require a reconciliation of the activity in Level 3 (as described in Note 12) recurring fair value measurements. Existing disclosures also were expanded to include Level 2 fair value measurement valuation techniques and inputs. The guidance is effective for all interim and annual reporting periods beginning after December 15, 2009, except for the disclosures for Level 3 activity which is effective for fiscal years beginning after December 15, 2010. The adoption of the guidance did not, and is not expected to, have a material impact on the Company’s business, financial position, results of operations or liquidity.

Comprehensive income (loss)

The following table sets forth the computation of comprehensive income (loss) (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Net income (loss)	$(5,953)	$16,277	$16,144	$31,141
Net unrealized investment gains (losses), net of income taxes	(76)	(400)	182	(201)

Comprehensive income (loss)	(6,029)	15,877	16,326	30,940
Loss attributable to noncontrolling interests—redeemable	28	—	28	—
Loss attributable to noncontrolling interests—nonredeemable	393	—	393	—

Comprehensive income (loss) attributable to Kindred	$(5,608)	$15,877	$16,747	$30,940

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 1—BASIS OF PRESENTATION (Continued)

Equity

The following table sets forth a reconciliation of the carrying amount of equity attributable to Kindred, equity attributable to nonredeemable noncontrolling interests and total equity (in thousands):

	Amounts attributable to Kindred stockholders	Nonredeemable noncontrolling interests	Total equity
Balance at December 31, 2010	$1,031,759	$—	$1,031,759
Acquired noncontrolling interests—nonredeemable	—	23,990	23,990
Comprehensive income:
Net income (loss)	16,565	(393)	16,172
Net unrealized investment gains, net of income taxes	182	—	182

Comprehensive income (loss)	16,747	(393)	16,354
Issuance of common stock in connection with employee benefit plans	3,019	—	3,019
Shares tendered by employees for statutory tax withholdings upon issuance of common stock	(3,353)	—	(3,353)
Income tax benefit in connection with the issuance of common stock under employee benefit plans	608	—	608
Stock-based compensation amortization	6,106	—	6,106
Equity consideration for acquisition (See Note 2)	300,426	—	300,426

Balance at June 30, 2011	$1,355,312	$23,597	$1,378,909

Other information

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions for Form 10-Q of Regulation S-X and do not include all of the disclosures normally required by generally accepted accounting principles or those normally required in annual reports on Form 10-K. Accordingly, these financial statements should be read in conjunction with the audited consolidated financial statements of the Company for the year ended December 31, 2010 filed with the Securities and Exchange Commission (the “SEC”) on Form 10-K. The accompanying condensed consolidated balance sheet at December 31, 2010 was derived from audited consolidated financial statements, but does not include all disclosures required by generally accepted accounting principles.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the Company’s customary accounting practices. Management believes that financial information included herein reflects all adjustments necessary for a fair presentation of interim results and, except as otherwise disclosed, all such adjustments are of a normal and recurring nature.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include amounts based upon the estimates and judgments of management. Actual amounts may differ from those estimates.

Reclassifications

Certain prior period amounts have been reclassified to conform with the current period presentation.

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 2—REHABCARE ACQUISITION

On June 1, 2011, the Company completed the acquisition of RehabCare Group, Inc. (“RehabCare”) (the “Merger”). Upon consummation of the Merger, each issued and outstanding share of RehabCare common stock was converted into the right to receive 0.471 of a share of Kindred common stock and $26 per share in cash, without interest (the “Merger Consideration”). Kindred issued approximately 12 million shares of its common stock in connection with the Merger. The purchase price totaled $963 million and was comprised of $662 million in cash and $301 million of Kindred common stock at fair value. The Company also assumed $356 million of long-term debt in the Merger, of which $345 million was refinanced on June 1, 2011. The operating results of RehabCare have been included in the accompanying unaudited condensed consolidated financial statements of the Company since June 1, 2011.

At the Merger date, the Company acquired 32 LTAC hospitals, five inpatient rehabilitation hospitals, approximately 1,200 rehabilitation therapy sites of service and 102 hospital-based inpatient rehabilitation units. The Merger will expand the Company’s service offerings, position the Company for future growth and provide for significant operating synergies. RehabCare reported consolidated revenues of approximately $1.3 billion and net income from continuing operations of approximately $65 million in fiscal 2010.

Operating results for the second quarter of 2011 include transaction costs totaling $19.1 million, financing costs totaling $11.8 million and severance costs totaling $14.9 million related to the Merger. Operating results for the six months ended June 30, 2011 include transaction costs totaling $23.0 million, financing costs totaling $13.8 million and severance costs totaling $14.9 million related to the Merger. In the accompanying unaudited condensed consolidated statement of operations, transaction costs were included in other operating expenses, financing costs were included in interest expense and severance costs were included in salaries, wages and benefits.

New credit facilities and notes

In connection with the Merger, the Company entered into a new $650 million senior secured asset-based revolving credit facility (the “ABL Facility”), a new $700 million senior secured term loan facility (the “Term Loan Facility”) and successfully completed the private placement of $550 million of senior notes due 2019 (the “Notes”). The Company used proceeds from the ABL Facility, the Term Loan Facility and the Notes to pay the Merger Consideration, repay all amounts outstanding under Kindred’s and RehabCare’s previous credit facilities and to pay transaction costs. The amounts outstanding under Kindred’s and RehabCare’s former credit facilities that were repaid at the Merger closing were $390 million and $345 million, respectively. The ABL Facility and the Term Loan Facility have incremental facility capacity in an aggregate amount between the two facilities of $200 million, subject to meeting certain conditions, including a specified senior secured leverage ratio. In connection with these new credit arrangements, the Company paid $46 million of lender fees related to debt issuance that were capitalized as deferred financing costs and paid $13 million of other financing costs that were included in interest expense.

All obligations under the ABL Facility and the Term Loan Facility are fully and unconditionally guaranteed, subject to certain exceptions, by substantially all of the Company’s existing and future direct and indirect domestic 100% owned subsidiaries, as well as certain non-100% owned domestic subsidiaries as the Company may determine from time to time in its sole discretion. The Notes are guaranteed by substantially all of the Company’s domestic 100% owned subsidiaries.

The agreements governing the ABL Facility, the Term Loan Facility and the Notes include a number of restrictive covenants that, among other things and subject to certain exceptions and baskets, impose operating

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 2—REHABCARE ACQUISITION (Continued)

New credit facilities and notes (Continued)

and financial restrictions on the Company and certain of its subsidiaries. In addition, the Company is required to comply with a minimum fixed charge coverage ratio and a maximum total leverage ratio. These financing agreements also contain customary affirmative covenants and events of default.

ABL Facility

The ABL Facility has a five-year tenor and is secured by a first priority lien on eligible accounts receivable, cash, deposit accounts, and certain other assets and property and proceeds from the foregoing (the “First Priority ABL Collateral”). The ABL Facility has a second priority lien on substantially all of the other assets and properties of the Company. As of June 30, 2011, the Company had $190 million outstanding under the ABL Facility. In addition, approximately $13 million of letters of credit were issued under the ABL Facility to backstop outstanding letters of credit previously issued by RehabCare under its terminated credit facility.

Borrowings under the ABL Facility bear interest at a rate per annum equal to the applicable margin plus, at the Company’s option, either (1) the London Interbank Offered Rate (“LIBOR”) determined by reference to the costs of funds for eurodollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, or (2) a base rate determined by reference to the highest of (a) the prime rate of JPMorgan Chase Bank, N.A., (b) the federal funds effective rate plus one-half of 1.00% and (c) LIBOR as described in subclause (1) plus 1.00%. The initial applicable margin for borrowings under the ABL Facility was 2.75% with respect to LIBOR borrowings and 1.75% with respect to base rate borrowings. Commencing with the completion of the Company’s first fiscal quarter ending after the Merger, the applicable margin is subject to adjustment each fiscal quarter, based upon average historical excess availability during the preceding quarter.

Term Loan Facility

The Term Loan Facility has a tenor of seven years and is secured by a first priority lien on substantially all of the Company’s assets and properties other than the First Priority ABL Collateral and a second priority lien on the First Priority ABL Collateral. The Term Loan Facility net proceeds totaled $693 million, net of a $7 million original issue discount that will be amortized over the tenor of the Term Loan Facility.

Borrowings under the Term Loan Facility bear interest at a rate per annum equal to an applicable margin plus, at the Company’s option, either (1) LIBOR determined by reference to the costs of funds for eurodollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, or (2) a base rate determined by reference to the highest of (a) the prime rate of JPMorgan Chase Bank, N.A., (b) the federal funds effective rate plus one-half of 1.00% and (c) LIBOR described in subclause (1) plus 1.00%. LIBOR is subject to an interest rate floor of 1.50%. The initial applicable margin for borrowings under the Term Loan Facility was 3.75% with respect to LIBOR borrowings and 2.75% with respect to base rate borrowings.

Notes

In connection with the Merger, the Company completed a private placement of the Notes.

The Notes bear interest at an annual rate equal to 8.25% and are senior unsecured obligations of the Company and the subsidiary guarantors, ranking pari passu with all of their respective existing and future senior unsubordinated indebtedness. The indenture contains certain restrictive covenants that will, among other things,

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 2—REHABCARE ACQUISITION (Continued)

Notes (Continued)

limit the Company and certain of its subsidiaries’ ability to incur, assume or guarantee additional indebtedness; pay dividends, make distributions or redeem or repurchase stock; restrict dividends, loans or asset transfers from its subsidiaries; sell or otherwise dispose of assets; and enter into transactions with affiliates. These covenants are subject to a number of limitations and exceptions. The indenture also contains customary events of default.

Pursuant to a registration rights agreement, the Company has agreed to use its commercially reasonable efforts to file with the SEC a registration statement relating to an offer to exchange the Notes for an issue of SEC-registered notes with substantially identical terms.

Purchase price allocation

The Merger purchase price of $963 million was allocated on a preliminary basis to the estimated fair value of the tangible and intangible assets, and goodwill.

The following is the preliminary Merger purchase price allocation (in thousands):

Cash and cash equivalents	$19,932
Accounts receivable	246,546
Deferred income taxes and other current assets	46,511
Property and equipment	114,079
Identifiable intangible assets:
Customer relationships	188,900
Trade names (indefinite life)	115,400
Medicare certifications (indefinite life)	75,900
Trade name	16,600
Certificates of need (indefinite life)	7,900
Non-compete agreements	2,800

Total identifiable intangible assets	407,500
Other assets	11,023
Accounts payable and other current liabilities	(168,080)
Long-term debt, including amounts due within one year	(355,650)
Deferred income taxes and other liabilities	(159,304)
Noncontrolling interests—redeemable	(23,869)
Noncontrolling interests—nonredeemable	(23,990)

Total identifiable net assets	114,698
Goodwill	848,110

Net assets	$962,808

The fair value allocation was measured primarily using a discounted cash flows methodology, which is considered a Level 3 (as described in Note 12) input.

The value of gross contractual accounts receivable before determining uncollectable amounts totaled $263 million. Accounts estimated to be uncollectable totaled $16 million.

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 2—REHABCARE ACQUISITION (Continued)

Purchase price allocation (Continued)

The weighted average life of the definite lived intangible assets is 13 years, which primarily consists of customer relationships.

The total goodwill arising from the Merger is based upon the expected future cash flows of the RehabCare operations which reflects both growth expectations and cost savings from combining the operations of the Company and RehabCare. Goodwill is not amortized and is not deductible for income tax purposes. Goodwill was preliminarily assigned to the Company’s hospital reporting unit ($587 million), skilled nursing rehabilitation services reporting unit ($122 million) and hospital rehabilitation services reporting unit ($139 million).

The valuation technique used to measure the value of the noncontrolling interests was an average of the implied equity value of the noncontrolling interests based upon the Merger Consideration and market multiple methodologies. Redeemable noncontrolling interests as of June 30, 2011 represent the minority ownership interests containing put rights in connection with the Merger.

The unaudited pro forma net effect of the Merger assuming the acquisition occurred as of January 1, 2010 is as follows (in thousands, except per share amounts):

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Revenues	$1,533,515	$1,412,028	$3,090,535	$2,823,819
Income (loss) from continuing operations attributable to Kindred	25,501	15,949	62,027	(6,595)
Income (loss) attributable to Kindred	26,163	15,549	65,478	(6,722)
Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.49	$0.31	$1.19	$(0.13)
Net income (loss)	$0.50	$0.30	$1.26	$(0.13)
Diluted:
Income (loss) from continuing operations	$0.49	$0.31	$1.18	$(0.13)
Net income (loss)	$0.50	$0.30	$1.25	$(0.13)

The unaudited pro forma financial data has been derived by combining the historical financial results of the Company and the operations acquired in the Merger for the periods presented. The unaudited pro forma financial data includes transaction, financing and severance costs totaling $74.5 million incurred by both the Company and RehabCare related to the Merger. These costs have been eliminated from results of operations for 2011 and have been reflected as expenses incurred as of January 1, 2010 for pro forma purposes. Revenues and operating income associated with RehabCare aggregated $114 million and $17 million, respectively, for the one month ended June 30, 2011.

NOTE 3—OTHER ACQUISITIONS

The following is a summary of the Company’s other significant acquisition activities. The operating results of the acquired businesses have been included in the accompanying unaudited condensed consolidated financial statements of the Company from the respective acquisition dates. The purchase price of the acquired businesses and acquired leased facilities resulted from negotiations with each of the sellers that were based upon both the historical and expected future cash flows of the respective businesses and real estate values. All of these acquisitions were financed through borrowings under the Company’s former revolving credit facility. Unaudited pro formas related to acquired new businesses have not been presented because the acquisitions are not material, either individually or in the aggregate, to the Company’s consolidated financial statements.

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 3—OTHER ACQUISITIONS (Continued)

In April 2011, the Company acquired a home health company for $9.5 million, which included $0.1 million of property and equipment, $7.5 million of goodwill and $1.9 million of identifiable intangible assets.

In March 2011, the Company acquired the real estate of a previously leased hospital for $8.0 million. Annual rent associated with the hospital aggregated $0.9 million.

In March 2010, the Company acquired a combined nursing and rehabilitation center and assisted living facility for $16.6 million, which included $0.2 million of goodwill, $2.2 million of identifiable intangible assets and $14.2 million of property and equipment and other assets.

In January 2010, the Company acquired the real estate of two previously leased hospitals and two previously leased nursing and rehabilitation centers for $31.1 million in cash and $2.4 million in unamortized prepaid rent. Annual rents associated with these four facilities aggregated $2.9 million.

The fair value of each of the acquisitions noted above was measured primarily using discounted cash flow methodologies which are considered Level 3 (as described in Note 12) inputs.

NOTE 4—DISCONTINUED OPERATIONS

In accordance with the authoritative guidance for the impairment or disposal of long-lived assets, the divestitures of unprofitable businesses discussed in Note 1 have been accounted for as discontinued operations. Accordingly, the results of operations of these businesses for all periods presented and the gains or losses related to these divestitures have been classified as discontinued operations, net of income taxes, in the accompanying unaudited condensed consolidated statement of operations. At June 30, 2011, the Company held for sale two hospitals reported as discontinued operations.

A summary of discontinued operations follows (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Revenues	$208	$3,646	$177	$7,448

Salaries, wages and benefits	(160)	2,506	(316)	5,011
Supplies	(1)	185	(3)	395
Rent	29	36	58	72
Other operating expenses (income)	(615)	778	(225)	2,105
Depreciation	—	—	—	—
Interest expense	—	—	—	—
Investment income	—	—	—	(26)

	(747)	3,505	(486)	7,557

Income (loss) from operations before income taxes	955	141	663	(109)
Provision (benefit) for income taxes	368	54	255	(42)

Income (loss) from operations	587	87	408	(67)
Gain (loss) on divestiture of operations, net of income taxes	—	54	—	(83)

	$587	$141	$408	$(150)

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 4—DISCONTINUED OPERATIONS (Continued)

The following table sets forth certain discontinued operating data by business segment (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Revenues:
Hospital division	$11	$99	$(24)	$107
Nursing center division	197	3,547	201	7,341

	$208	$3,646	$177	$7,448

Operating income (loss):
Hospital division	$(282)	$(20)	$(698)	$(837)
Nursing center division	1,266	197	1,419	774

	$984	$177	$721	$(63)

Rent:
Hospital division	$29	$33	$58	$64
Nursing center division	—	3	—	8

	$29	$36	$58	$72

A summary of the net assets held for sale, including certain assets included in continuing operations, follows (in thousands):

	June 30, 2011	December 31, 2010
Long-term assets:
Property and equipment, net	$7,073	$7,062
Other	—	105

	7,073	7,167
Current liabilities (included in other accrued liabilities)	(113)	(72)

	$6,960	$7,095

NOTE 5—REVENUES

Revenues are recorded based upon estimated amounts due from patients and third party payors for healthcare services provided, including anticipated settlements under reimbursement agreements with Medicare, Medicaid, Medicare Advantage and other third party payors.

A summary of revenues by payor type follows (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Medicare	$576,778	$468,020	$1,132,568	$943,437
Medicaid	262,450	263,642	522,129	529,824
Medicare Advantage	98,074	87,919	193,455	173,823
Other	434,687	338,096	795,429	677,120

	1,371,989	1,157,677	2,643,581	2,324,204
Eliminations	(79,397)	(76,313)	(158,568)	(153,003)

	$1,292,592	$1,081,364	$2,485,013	$2,171,201

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 6 —EARNINGS (LOSS) PER SHARE

Earnings (loss) per common share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings (loss) per common share includes the dilutive effect of stock options. The Company follows the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that unvested restricted stock that entitles the holder to receive nonforfeitable dividends before vesting be included as a participating security in the basic and diluted earnings (loss) per common share calculation pursuant to the two-class method.

A computation of earnings (loss) per common share follows (in thousands, except per share amounts):

	Three months ended June 30,				Six months ended June 30,
	2011		2010		2011		2010
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Earnings (loss):
Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations:
As reported in Statement of Operations	$(6,119)	$(6,119)	$16,136	$16,136	$16,157	$16,157	$31,291	$31,291
Allocation to participating unvested restricted stockholders	—	—	(300)	(299)	(296)	(292)	(578)	(575)

Available to common stockholders	$(6,119)	$(6,119)	$15,836	$15,837	$15,861	$15,865	$30,713	$30,716

Discontinued operations, net of income taxes:
Income (loss) from operations:
As reported in Statement of Operations	$587	$587	$87	$87	$408	$408	$(67)	$(67)
Allocation to participating unvested restricted stockholders	—	—	(2)	(2)	(7)	(7)	1	1

Available to common stockholders	$587	$587	$85	$85	$401	$401	$(66)	$(66)

Gain (loss) on divestiture of operations:
As reported in Statement of Operations	$—	$—	$54	$54	$—	$—	$(83)	$(83)
Allocation to participating unvested restricted stockholders	—	—	(1)	(1)	—	—	2	2

Available to common stockholders	$—	$—	$53	$53	$—	$—	$(81)	$(81)

Net income (loss):
As reported in Statement of Operations	$(5,532)	$(5,532)	$16,277	$16,277	$16,565	$16,565	$31,141	$31,141
Allocation to participating unvested restricted stockholders	—	—	(303)	(302)	(303)	(299)	(575)	(572)

Available to common stockholders	$(5,532)	$(5,532)	$15,974	$15,975	$16,262	$16,266	$30,566	$30,569

Shares used in the computation:
Weighted average shares outstanding—basic computation	43,231	43,231	38,756	38,756	41,145	41,145	38,691	38,691

Dilutive effect of employee stock options		—		158		516		190

Adjusted weighted average shares outstanding—diluted computation		43,231		38,914		41,661		38,881

Earnings (loss) per common share:
Income (loss) from continuing operations	$(0.14)	$(0.14)	$0.41	$0.41	$0.39	$0.38	$0.79	$0.79
Discontinued operations:
Income (loss) from operations	0.01	0.01	—	—	0.01	0.01	—	—
Gain (loss) on divestiture of operations	—	—	—	—	—	—	—	—

Net income (loss)	$(0.13)	$(0.13)	$0.41	$0.41	$0.40	$0.39	$0.79	$0.79

Number of antidilutive stock options excluded from shares used in the diluted earnings (loss) per common share computation		836		2,499		1,094		2,079

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 7—BUSINESS SEGMENT DATA

At June 30, 2011, the Company operated three divisions consisting of hospitals, nursing centers and rehabilitation services. Based upon the authoritative guidance for business segments and after giving consideration to the Company’s business segments after the Merger, the divisions represent four reportable operating segments, which consist of (i) LTAC hospitals, (ii) skilled nursing and rehabilitation centers, (iii) skilled nursing-based rehabilitation contract therapy services, and (iv) hospital-based rehabilitation contract therapy services. The Company includes operating data for its home health and hospice businesses in the skilled nursing-based rehabilitation contract therapy services segment. These segments are consistent with information used by our Chief Executive Officer and Chief Operating Officer to assess performance and allocate resources. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Prior period segment information has been conformed to the current period presentation.

For segment purposes, the Company defines operating income as earnings before interest, income taxes, depreciation, amortization and rent. Operating income reported for each of the Company’s business segments excludes the allocation of corporate overhead.

Operating income for the six months ended June 30, 2010 included severance and retirement costs approximating $1.1 million for the hospital division, $0.5 million for the nursing center division and $1.3 million for corporate.

Transaction costs for the three and six months ended June 30, 2010 have been reclassified to conform with the current period presentation and are excluded from business segment operating income (loss).

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 7—BUSINESS SEGMENT DATA (Continued)

The following table sets forth certain data by business segment (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Revenues:
Hospital division	$593,425	$493,401	$1,152,399	$1,000,463
Nursing center division	568,199	542,215	1,135,671	1,081,536
Rehabilitation division:
Skilled nursing rehabilitation services	172,074	101,148	294,730	200,145
Hospital rehabilitation services	38,291	20,913	60,781	42,060

	210,365	122,061	355,511	242,205

	1,371,989	1,157,677	2,643,581	2,324,204
Eliminations	(79,397)	(76,313)	(158,568)	(153,003)

	$1,292,592	$1,081,364	$2,485,013	$2,171,201

Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$108,465	$91,790	$216,850	$187,230
Nursing center division	93,532	76,529	180,882	147,143
Rehabilitation division:
Skilled nursing rehabilitation services	15,531	9,307	24,680	18,844
Hospital rehabilitation services	8,033	4,793	13,365	9,939

	23,564	14,100	38,045	28,783
Corporate:
Overhead	(43,801)	(32,799)	(82,116)	(66,630)
Insurance subsidiary	(420)	(791)	(1,022)	(1,271)

	(44,221)	(33,590)	(83,138)	(67,901)
Transaction costs	(34,851)	(955)	(39,030)	(1,725)

Operating income	146,489	147,874	313,609	293,530
Rent	(95,677)	(88,981)	(187,130)	(177,300)
Depreciation and amortization	(37,871)	(29,852)	(70,420)	(60,973)
Interest, net	(22,900)	(1,675)	(28,133)	(2,105)

Income (loss) from continuing operations before income taxes	(9,959)	27,366	27,926	53,152
Provision (benefit) for income taxes	(3,419)	11,230	12,190	21,861

	$(6,540)	$16,136	$15,736	$31,291

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 7—BUSINESS SEGMENT DATA (Continued)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Rent:
Hospital division	$43,997	$38,043	$84,296	$75,458
Nursing center division	49,562	49,439	98,946	98,831
Rehabilitation division:
Skilled nursing rehabilitation services	1,791	1,445	3,489	2,894
Hospital rehabilitation services	33	25	61	51

	1,824	1,470	3,550	2,945
Corporate	294	29	338	66

	$95,677	$88,981	$187,130	$177,300

Depreciation and amortization:
Hospital division	$16,572	$12,549	$30,850	$25,563
Nursing center division	13,038	11,185	24,831	23,298
Rehabilitation division:
Skilled nursing rehabilitation services	1,339	558	2,098	1,081
Hospital rehabilitation services	819	68	916	130

	2,158	626	3,014	1,211
Corporate	6,103	5,492	11,725	10,901

	$37,871	$29,852	$70,420	$60,973

Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division:
Routine	$11,809	$7,954	$23,953	$14,019
Development	6,423	10,209	14,200	15,983

	18,232	18,163	38,153	30,002
Nursing center division:
Routine	8,000	9,135	16,155	13,184
Development	7,705	2,079	11,027	3,872

	15,705	11,214	27,182	17,056
Rehabilitation division:
Skilled nursing rehabilitation services:
Routine	217	258	472	486
Development	181	—	191	—

	398	258	663	486
Hospital rehabilitation services:
Routine	72	23	97	62
Development	—	—	—	—

	72	23	97	62
Corporate:
Information systems	13,641	7,853	17,573	11,999
Other	211	447	418	735

	$48,259	$37,958	$84,086	$60,340

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 7—BUSINESS SEGMENT DATA (Continued)

	June 30, 2011	December 31, 2010
Assets at end of period:
Hospital division	$2,104,268	$1,100,138
Nursing center division	658,252	647,355
Rehabilitation division:
Skilled nursing rehabilitation services	484,315	87,055
Hospital rehabilitation services	323,179	798

	807,494	87,853
Corporate	486,582	502,069

	$4,056,596	$2,337,415

Goodwill:
Hospital division	$800,431	$213,200
Nursing center division	6,080	6,080
Rehabilitation division:
Skilled nursing rehabilitation services	152,566	23,140
Hospital rehabilitation services	138,920	—

	291,486	23,140

	$1,097,997	$242,420

NOTE 8—INSURANCE RISKS

The Company insures a substantial portion of its professional liability risks and workers compensation risks through its wholly owned limited purpose insurance subsidiary. Provisions for loss for these risks are based upon management’s best available information including actuarially determined estimates.

The allowance for professional liability risks includes an estimate of the expected cost to settle reported claims and an amount, based upon past experiences, for losses incurred but not reported. These liabilities are necessarily based upon estimates and, while management believes that the provision for loss is adequate, the ultimate liability may be in excess of, or less than, the amounts recorded. To the extent that expected ultimate claims costs vary from historical provisions for loss, future earnings will be charged or credited.

The provision for loss for insurance risks, including the cost of coverage maintained with unaffiliated commercial insurance carriers, follows (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Professional liability:
Continuing operations	$16,871	$15,568	$34,631	$32,838
Discontinued operations	(942)	(394)	(821)	(829)
Workers compensation:
Continuing operations	$14,081	$10,716	$27,149	$21,714
Discontinued operations	(219)	(242)	(520)	(1,001)

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 8—INSURANCE RISKS (Continued)

A summary of the assets and liabilities related to insurance risks included in the accompanying unaudited condensed consolidated balance sheet follows (in thousands):

	June 30, 2011			December 31, 2010
	Professional liability	Workers compensation	Total	Professional liability	Workers compensation	Total
Assets:
Current:
Insurance subsidiary investments	$38,876	$22,643	$61,519	$54,162	$22,591	$76,753
Reinsurance recoverables	258	—	258	265	—	265
Other	—	320	320	—	319	319

	39,134	22,963	62,097	54,427	22,910	77,337
Non-current:
Insurance subsidiary investments	46,602	64,031	110,633	38,635	62,575	101,210
Reinsurance and other recoverables	42,987	—	42,987	41,752	3,222	44,974
Deposits	3,643	1,623	5,266	3,000	1,313	4,313
Other	—	43	43	—	44	44

	93,232	65,697	158,929	83,387	67,154	150,541

	$132,366	$88,660	$221,026	$137,814	$90,064	$227,878

Liabilities:
Allowance for insurance risks:
Current	$40,583	$28,524	$69,107	$41,555	$24,676	$66,231
Non-current	227,986	69,816	297,802	207,669	59,504	267,173

	$268,569	$98,340	$366,909	$249,224	$84,180	$333,404

Provisions for loss for professional liability risks retained by the Company’s limited purpose insurance subsidiary have been discounted based upon actuarial estimates of claim payment patterns using a discount rate of 1% to 5% depending upon the policy year. The discount rate was 1% for the 2011 and 2010 policy years. The discount rates are based upon the risk free interest rate for the respective year. Amounts equal to the discounted loss provision are funded annually. The Company does not fund the portion of professional liability risks related to estimated claims that have been incurred but not reported. Accordingly, these liabilities are not discounted. If the Company did not discount any of the allowances for professional liability risks, these balances would have approximated $271.7 million at June 30, 2011 and $252.6 million at December 31, 2010.

Provisions for loss for workers compensation risks retained by the Company’s limited purpose insurance subsidiary are not discounted and amounts equal to the loss provision are funded annually.

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 9—INSURANCE SUBSIDIARY INVESTMENTS

The Company maintains investments, consisting principally of cash and cash equivalents, debt securities, equities and commercial paper for the payment of claims and expenses related to professional liability and workers compensation risks. These investments have been categorized as available-for-sale and are reported at fair value.

The amortized cost and estimated fair value of the Company’s insurance subsidiary investments follows (in thousands):

	June 30, 2011				December 31, 2010
	Amortized cost	Unrealized gains	Unrealized losses	Fair value	Amortized cost	Unrealized gains	Unrealized losses	Fair value
Cash and cash equivalents (a)	$108,708	$—	$—	$108,708	$104,664	$—	$—	$104,664
Debt securities:
Corporate bonds	24,191	284	(12)	24,463	32,174	542	(40)	32,676
Debt securities issued by U.S. government agencies	18,134	109	(3)	18,240	17,906	113	(27)	17,992
U.S. Treasury notes	1,851	12	—	1,863	2,482	11	—	2,493
Debt securities issued by foreign governments	1,010	13	—	1,023	2,081	15	—	2,096
Commercial mortgage-backed securities	230	13	—	243	307	19	—	326

	45,416	431	(15)	45,832	54,950	700	(67)	55,583
Equities by industry:
Healthcare	1,572	40	(142)	1,470	1,572	20	(235)	1,357
Financial services	1,284	140	(127)	1,297	1,284	209	(66)	1,427
Oil and gas	921	232	(1)	1,152	921	142	(37)	1,026
Other	7,594	1,269	(277)	8,586	7,594	876	(269)	8,201

	11,371	1,681	(547)	12,505	11,371	1,247	(607)	12,011
Commercial paper	5,105	2	—	5,107	5,705	2	(2)	5,705

	$170,600	$2,114	$(562)	$172,152	$176,690	$1,949	$(676)	$177,963

(a)	Includes $1.1 million and $2.6 million of money market funds at June 30, 2011 and December 31, 2010, respectively.

The Company’s investment policy governing insurance subsidiary investments precludes the investment portfolio managers from selling any security at a loss without prior authorization from the Company. The investment managers also limit the exposure to any one issue, issuer or type of investment. The Company intends, and has the ability, to hold insurance subsidiary investments for a long duration without the necessity of selling securities to fund the underwriting needs of its insurance subsidiary. This ability to hold securities allows sufficient time for recovery of temporary declines in the market value of equity securities and the par value of debt securities as of their stated maturity date.

The Company considered the severity and duration of its unrealized losses at June 30, 2011 for various investments held in its insurance subsidiary investment portfolio and determined that these unrealized losses were temporary and did not record any impairment losses related to these investments. The Company recognized a $0.7 million pretax other-than-temporary impairment in the second quarter of 2010 for various investments held in its insurance subsidiary investment portfolio.

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 9—INSURANCE SUBSIDIARY INVESTMENTS (Continued)

As a result of improved professional liability underwriting results of the Company’s limited purpose insurance subsidiary, the Company received distributions of $3 million and $22 million during the six months ended June 30, 2011 and 2010, respectively, from its limited purpose insurance subsidiary in accordance with applicable regulations. These distributions had no impact on earnings and the proceeds were used primarily to repay borrowings under the Company’s former revolving credit facility.

NOTE 10—CONTINGENCIES

Management continually evaluates contingencies based upon the best available information. In addition, allowances for losses are provided currently for disputed items that have continuing significance, such as certain third party reimbursements and deductions that continue to be claimed in current cost reports and tax returns.

Management believes that allowances for losses have been provided to the extent necessary and that its assessment of contingencies is reasonable.

Principal contingencies are described below:

Revenues—Certain third party payments are subject to examination by agencies administering the various reimbursement programs. The Company is contesting certain issues raised in audits of prior year cost reports.

Professional liability risks—The Company has provided for losses for professional liability risks based upon management’s best available information including actuarially determined estimates. Ultimate claims costs may differ from the provisions for loss. See Note 8.

Income taxes—The Company is subject to various federal and state income tax audits in the ordinary course of business. Such audits could result in increased tax payments, interest and penalties. In addition, the Company is a party to a tax matters agreement with PharMerica Corporation, which sets forth the Company’s rights and obligations related to taxes for periods before and after the Company’s spin-off of its former institutional pharmacy business in 2007 and the related merger transaction which created PharMerica Corporation.

Litigation —The Company is a party to various legal actions (some of which are not insured), and regulatory and other governmental audits and investigations in the ordinary course of business. The Company cannot predict the ultimate outcome of pending litigation and regulatory and other governmental audits and investigations. These matters could potentially subject the Company to sanctions, damages, recoupments, fines and other penalties. The U.S. Department of Justice (the “DOJ”), the Centers for Medicare and Medicaid Services (“CMS”) or other federal and state enforcement and regulatory agencies may conduct additional investigations related to the Company’s businesses in the future which may, either individually or in the aggregate, have a material adverse effect on the Company’s business, financial position, results of operations and liquidity.

Other indemnifications—In the ordinary course of business, the Company enters into contracts containing standard indemnification provisions and indemnifications specific to a transaction, such as a disposal of an operating facility. These indemnifications may cover claims related to employment-related matters, governmental regulations, environmental issues and tax matters, as well as patient, third party payor, supplier and contractual relationships. Obligations under these indemnities generally are initiated by a breach of the terms of a contract or by a third party claim or event.

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 11—CAPITAL STOCK

In May 2011, the shareholders of the Company approved an additional three million shares of common stock that could be issued under the Company’s incentive compensation plans.

NOTE 12—FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS

The Company follows the provisions of the authoritative guidance for fair value measurements, which addresses how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under generally accepted accounting principles.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The guidance related to fair value measures establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The guidance describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities include debt and equity securities and derivative contracts that are traded in an active exchange market, as well as certain U.S. Treasury, other U.S. Government and agency asset backed debt securities that are highly liquid and are actively traded in over-the-counter markets.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, and other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 12—FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

The Company’s assets and liabilities measured at fair value on a recurring and non-recurring basis and any associated losses are summarized below (in thousands):

	Fair value measurements			Assets/liabilities at fair value	Total losses
	Level 1	Level 2	Level 3
June 30, 2011:
Recurring:
Assets:
Available-for-sale debt securities:
Corporate bonds	$—	$24,463	$—	$24,463	$—
Debt securities issued by U.S. government agencies	—	18,240	—	18,240	—
U.S. Treasury notes	1,863	—	—	1,863	—
Debt securities issued by foreign governments	—	1,023	—	1,023	—
Commercial mortgage-backed securities	—	243	—	243	—

	1,863	43,969	—	45,832	—
Available-for-sale equity securities	12,505	—	—	12,505	—
Commercial paper	—	5,107	—	5,107	—
Money market funds	5,207	—	—	5,207	—

Total available-for-sale investments	19,575	49,076	—	68,651	—
Deposits held in money market funds	17,557	3,644	—	21,201	—

	$37,132	$52,720	$—	$89,852	$—

Liabilities	$—	$—	$—	$—	$—

Non-recurring:
Assets	$—	$—	$—	$—	$—

Liabilities	$—	$—	$—	$—	$—

December 31, 2010:
Recurring:
Assets:
Available-for-sale debt securities:
Corporate bonds	$—	$32,676	$—	$32,676	$—
Debt securities issued by U.S. government agencies	—	17,992	—	17,992	—
U.S. Treasury notes	2,493	—	—	2,493	—
Debt securities issued by foreign governments	—	2,096	—	2,096	—
Commercial mortgage-backed securities	—	326	—	326	—

	2,493	53,090	—	55,583	—
Available-for-sale equity securities	12,011	—	—	12,011	—
Commercial paper	—	5,705	—	5,705	—
Money market funds	2,581	—	—	2,581	—

Total available-for-sale investments	17,085	58,795	—	75,880	—
Deposits held in money market funds	7,238	3,001	—	10,239	—

	$24,323	$61,796	$—	$86,119	$—

Liabilities	$—	$—	$—	$—	$—

Non-recurring:
Assets:
Hospitals available for sale	$—	$—	$5,605	$5,605	$(1,880)

Liabilities	$—	$—	$—	$—	$—

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 12—FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

Recurring measurements

The Company’s available-for-sale investments are primarily held by its limited purpose insurance subsidiary and consist of debt securities, equities, commercial paper and money market funds. These available-for-sale investments and the insurance subsidiary’s cash and cash equivalents of $107.6 million as of June 30, 2011 and $102.1 million as of December 31, 2010, classified as insurance subsidiary investments, are maintained for the payment of claims and expenses related to professional liability and workers compensation risks.

The Company also has available-for-sale investments totaling $4.1 million related to a deferred compensation plan that is maintained for certain of the Company’s current and former employees.

The Company’s deposits held in money market funds consist primarily of cash and cash equivalents held for general corporate purposes.

The fair value of actively traded debt and equity securities and money market funds are based upon quoted market prices and are generally classified as Level 1. The fair value of inactively traded debt securities and commercial paper are based upon either quoted market prices of similar securities or observable inputs such as interest rates using either a market or income valuation approach and are generally classified as Level 2. The Company’s investment advisors obtain and review pricing for each security. The Company is responsible for the determination of fair value and as such the Company reviews the pricing information from its advisors in determining reasonable estimates of fair value. Based upon the Company’s internal review procedures, there were no adjustments to the prices during the three or six months ended June 30, 2011 or June 30, 2010.

The following table presents the carrying amounts and estimated fair values of the Company’s financial instruments. The carrying value is equal to fair value for financial instruments that are based upon quoted market prices or current market rates.

	June 30, 2011		December 31, 2010
(In thousands)	Carrying value	Fair value	Carrying value	Fair value
Cash and cash equivalents	$52,399	$52,399	$17,168	$17,168
Cash—restricted	5,457	5,457	5,494	5,494
Insurance subsidiary investments	172,152	172,152	177,963	177,963
Other marketable securities	4,133	4,133	—	—
Tax refund escrow investments	213	213	213	213
Long-term debt, including amounts due within one year (excluding capital lease obligations totaling $5.5 million at June 30, 2011)	1,438,220	1,442,489	365,647	365,640

NOTE 13—SUBSEQUENT EVENT

On July 29, 2011, CMS issued final rules which, among other things, will reduce Medicare payments to nursing centers by 11.1% and change the reimbursement for the provision of group rehabilitation therapy services to Medicare beneficiaries.

NOTE 14—CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The accompanying condensed consolidating financial information has been prepared and presented pursuant to SEC Regulation S-X, Rule 3-10, “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered.” The Company’s 8.25% Senior Notes issued on June 1, 2011, are guaranteed on an unsecured, joint and severally liable basis by substantially all of the Company’s domestic 100% owned subsidiaries. The equity method has been used with respect to the parent company’s (Kindred) investment in subsidiaries. The following unaudited condensed, consolidating financial data present the composition of the parent company, the guarantor subsidiaries and the non-guarantor subsidiaries as of June 30, 2011 and December 31, 2010 for the balance sheet, and the six months ended June 30, 2011 and June 30, 2010 for the statement of operations and for the statement of cash flows.

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 14—CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

Condensed Consolidating Statement of Operations

	Six months ended June 30, 2011
(In thousands)	Parent company	Guarantor subsidiaries	Non-guarantor subsidiaries	Consolidating and eliminating adjustments	Consolidated
Revenues	$—	$2,455,196	$72,178	$(42,361)	$2,485,013

Salaries, wages and benefits	271	1,430,317	13,240	—	1,443,828
Supplies	—	183,867	2,873	—	186,740
Rent	3	184,623	2,504	—	187,130
Other operating expenses	47	538,770	50,045	(42,361)	546,501
Other income	—	(5,665)	—	—	(5,665)
Depreciation and amortization	—	69,032	1,388	—	70,420
Management fees	—	(1,158)	1,158	—	—
Intercompany interest (income) expense from affiliates	(34,938)	33,608	1,330	—	—
Interest expense	28,774	21	90	—	28,885
Investment (income) loss	—	(1,591)	839	—	(752)
Equity in net income of consolidating affiliates	(12,943)	—	—	12,943	—

	(18,786)	2,431,824	73,467	(29,418)	2,457,087

Income (loss) from continuing operations before income taxes	18,786	23,372	(1,289)	(12,943)	27,926
Provision for income taxes	2,221	9,815	154	—	12,190

Income (loss) from continuing operations	16,565	13,557	(1,443)	(12,943)	15,736
Income from discontinued operations, net of income taxes	—	408	—	—	408

Net income (loss)	16,565	13,965	(1,443)	(12,943)	16,144
Loss attributable to noncontrolling interests	—	—	421	—	421

Income (loss) attributable to Kindred	$16,565	$13,965	$(1,022)	$(12,943)	$16,565

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 14—CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

Condensed Consolidating Statement of Operations (Continued)

	Six months ended June 30, 2010
(In thousands)	Parent company	Guarantor subsidiaries	Non-guarantor subsidiaries	Consolidating and eliminating adjustments	Consolidated
Revenues	$—	$2,170,128	$38,650	$(37,577)	$2,171,201

Salaries, wages and benefits	172	1,239,208	—	—	1,239,380
Supplies	—	171,341	—	—	171,341
Rent	3	177,297	—	—	177,300
Other operating expenses	41	471,578	38,849	(37,577)	472,891
Other income	—	(5,941)	—	—	(5,941)
Depreciation and amortization	—	60,973	—	—	60,973
Management fees	136	(136)	—	—	—
Intercompany interest (income) expense from affiliates	(15,777)	15,777	—	—	—
Interest expense	2,542	63	—	—	2,605
Investment income	—	(45)	(455)	—	(500)
Equity in net income of consolidating affiliates	(23,218)	—	—	23,218	—

	(36,101)	2,130,115	38,394	(14,359)	2,118,049

Income from continuing operations before income taxes	36,101	40,013	256	(23,218)	53,152
Provision for income taxes	4,960	16,775	126	—	21,861

Income from continuing operations	31,141	23,238	130	(23,218)	31,291
Discontinued operations, net of income taxes:
Loss from operations	—	(67)	—	—	(67)
Loss on divestiture of operations	—	(83)	—	—	(83)

Loss from discontinued operations	—	(150)	—	—	(150)

Net income	$31,141	$23,088	$130	$(23,218)	$31,141

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 14—CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

Condensed Consolidating Balance Sheet

	As of June 30, 2011
(In thousands)	Parent company	Guarantor subsidiaries	Non-guarantor subsidiaries	Consolidating and eliminating adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$35,196	$17,203	$—	$52,399
Cash–restricted	—	5,457	—	—	5,457
Insurance subsidiary investments	—	—	61,519	—	61,519
Accounts receivable, net	—	826,491	118,251	—	944,742
Inventories	—	27,866	2,896	—	30,762
Deferred tax assets	—	29,705	—	—	29,705
Income taxes	—	15,770	—	—	15,770
Other	—	29,570	5,696	—	35,266

	—	970,055	205,565	—	1,175,620

Property and equipment, net	—	977,939	54,049	—	1,031,988
Goodwill	—	801,198	296,799	—	1,097,997
Intangible assets, net	—	473,320	26,600	—	499,920
Assets held for sale	—	7,073	—	—	7,073
Insurance subsidiary investments	—	—	110,633	—	110,633
Investment in subsidiaries	339,283	—	—	(339,283)	—
Other	54,866	26,187	52,312	—	133,365

	$394,149	$3,255,772	$745,958	$(339,283)	$4,056,596

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$102	$200,375	$16,557	$—	$217,034
Salaries, wages and other compensation	36	347,802	53,176	—	401,014
Due to third party payors	—	40,293	—	—	40,293
Professional liability risks	—	(24,015)	64,598	—	40,583
Other accrued liabilities	—	108,897	10,373	—	119,270
Long-term debt due within one year	7,000	95	3,340	—	10,435

	7,138	673,447	148,044	—	828,629
Long-term debt	1,426,083	509	6,665	—	1,433,257
Intercompany	(2,394,384)	2,047,655	346,729	—	—
Professional liability risks	—	118,443	109,543	—	227,986
Deferred tax liabilities	—	42,852	(6,182)	—	36,670
Deferred credits and other liabilities	—	80,545	46,759	—	127,304
Noncontrolling interests-redeemable	—	—	23,841	—	23,841
Commitments and contingencies
Equity:
Stockholders’ equity	1,355,312	292,321	46,962	(339,283)	1,355,312
Noncontrolling interests-nonredeemable	—	—	23,597	—	23,597

	1,355,312	292,321	70,559	(339,283)	1,378,909

	$394,149	$3,255,772	$745,958	$(339,283)	$4,056,596

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 14—CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

Condensed Consolidating Balance Sheet (Continued)

	As of December 31, 2010
(In thousands)	Parent company	Guarantor subsidiaries	Non-guarantor subsidiaries	Consolidating and eliminating adjustments	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$—	$17,168	$—	$—	$17,168
Cash–restricted	—	5,494	—	—	5,494
Insurance subsidiary investments	—	—	76,753	—	76,753
Accounts receivable, net	—	631,612	265	—	631,877
Inventories	—	24,327	—	—	24,327
Deferred tax assets	—	13,439	—	—	13,439
Income taxes	—	42,118	—	—	42,118
Other	—	24,850	12	—	24,862

	—	759,008	77,030	—	836,038

Property and equipment, net	—	896,547	—	—	896,547
Goodwill	—	242,420	—	—	242,420
Intangible assets, net	—	92,883	—	—	92,883
Assets held for sale	—	7,167	—	—	7,167
Insurance subsidiary investments	—	—	101,210	—	101,210
Deferred tax assets	—	82,536	6,280	—	88,816
Investment in subsidiaries	329,657	—	—	(329,657)	—
Other	4,948	14,166	53,220	—	72,334

	$334,605	$2,094,727	$237,740	$(329,657)	$2,337,415

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$81	$172,296	$2,118	$—	$174,495
Salaries, wages and other compensation	44	268,481	22,591	—	291,116
Due to third party payors	—	27,115	—	—	27,115
Professional liability risks	—	2,385	39,170	—	41,555
Other accrued liabilities	—	87,012	—	—	87,012
Long-term debt due within one year	—	91	—	—	91

	125	557,380	63,879	—	621,384
Long-term debt	365,000	556	—	—	365,556
Intercompany	(1,062,279)	1,071,029	(8,750)	—	—
Professional liability risks	—	106,769	100,900	—	207,669
Deferred credits and other liabilities	—	64,712	46,335	—	111,047
Commitments and contingencies
Stockholders’ equity	1,031,759	294,281	35,376	(329,657)	1,031,759

	$334,605	$2,094,727	$237,740	$(329,657)	$2,337,415

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 14—CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

Condensed Consolidating Statement of Cash Flows

	Six months ended June 30, 2011
(In thousands)	Parent company	Guarantor subsidiaries	Non-guarantor subsidiaries	Consolidating and eliminating adjustments	Consolidated
Net cash provided by (used in) operating activities	$(39,330)	$85,090	$9,028	$(3,500)	$51,288

Cash flows from investing activities:
Routine capital expenditures	—	(58,594)	(74)	—	(58,668)
Development capital expenditures	—	(25,418)	—	—	(25,418)
Acquisitions, net of cash acquired	—	(690,151)	30,172	—	(659,979)
Sale of assets	—	1,714	—	—	1,714
Purchase of insurance subsidiary investments	—	—	(17,037)	—	(17,037)
Sale of insurance subsidiary investments	—	—	27,189	—	27,189
Net change in insurance subsidiary cash and cash equivalents	—	—	(4,044)	—	(4,044)
Change in other investments	—	1,000	—	—	1,000
Other	—	(29)	—	—	(29)

Net cash provided by (used in) investing activities	—	(771,478)	36,206	—	(735,272)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	1,100,100	—	—	—	1,100,100
Repayment of borrowings under revolving credit	(1,275,100)	—	—	—	(1,275,100)
Proceeds from issuance of senior unsecured notes	550,000	—	—	—	550,000
Proceeds from issuance of term loan, net of discount	693,000	—	—	—	693,000
Repayment of other long-term debt	—	(345,417)	(271)	—	(345,688)
Payment of deferred financing costs	(6,860)	—	—	—	(6,860)
Issuance of common stock	3,019	—	—	—	3,019
Change in intercompany accounts	(1,025,573)	1,049,833	(24,260)	—	—
Insurance subsidiary distribution	—	—	(3,500)	3,500	—
Other	744	—	—	—	744

Net cash provided by (used in) financing activities	39,330	704,416	(28,031)	3,500	719,215

Change in cash and cash equivalents	—	18,028	17,203	—	35,231
Cash and cash equivalents at beginning of period	—	17,168	—	—	17,168

Cash and cash equivalents at end of period	$—	$35,196	$17,203	$—	$52,399

KINDRED HEALTHCARE, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 14—CONDENSED CONSOLIDATING FINANCIAL INFORMATION (Continued)

Condensed Consolidating Statement of Cash Flows (Continued)

	Six months ended June 30, 2010
(In thousands)	Parent company	Guarantor subsidiaries	Non-guarantor subsidiaries	Consolidating and eliminating adjustments	Consolidated
Net cash provided by operating activities	$28,218	$73,805	$2,723	$(21,800)	$82,946

Cash flows from investing activities:
Routine capital expenditures	—	(40,485)	—	—	(40,485)
Development capital expenditures	—	(19,855)	—	—	(19,855)
Acquisitions	—	(49,490)	—	—	(49,490)
Sale of assets	—	—	—	—	—
Purchase of insurance subsidiary investments	—	—	(24,118)	—	(24,118)
Sale of insurance subsidiary investments	—	—	61,833	—	61,833
Net change in insurance subsidiary cash and cash equivalents	—	—	(7,501)	—	(7,501)
Change in other investments	—	2	—	—	2
Other	—	581	—	—	581

Net cash provided by (used in) investing activities	—	(109,247)	30,214	—	(79,033)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	652,000	—	—	—	652,000
Repayment of borrowings under revolving credit	(659,600)	—	—	—	(659,600)
Repayment of long-term debt	—	(42)	—	—	(42)
Payment of deferred financing costs	(53)	—	—	—	(53)
Issuance of common stock	35	—	—	—	35
Change in intercompany accounts	(20,600)	31,737	(11,137)	—	—
Insurance subsidiary distribution	—	—	(21,800)	21,800	—
Other	—	346	—	—	346

Net cash provided by (used in) financing activities	(28,218)	32,041	(32,937)	21,800	(7,314)

Change in cash and cash equivalents	—	(3,401)	—	—	(3,401)
Cash and cash equivalents at beginning of period	—	16,303	—	—	16,303

Cash and cash equivalents at end of period	$—	$12,902	$—	$—	$12,902